Exhibit 99.1

Agile Therapeutics Announces Favorable Outcome of FDA Advisory Committee Meeting for its Investigational Transdermal Contraceptive Patch, Twirla® (AG200-15)

Committee Votes 14 to 1, with 1 Abstention, in Favor of Approval

PRINCETON, N.J., October 30, 2019 (GLOBE NEWSWIRE) — Agile Therapeutics, Inc. (Nasdaq: AGRX), a women’s healthcare company, announced a positive outcome from today’s meeting of the Bone, Reproductive and Urologic Drugs Advisory Committee (BRUDAC) of the U.S. Food and Drug Administration (FDA). The BRUDAC met to discuss the Company’s New Drug Application (NDA) for its lead product candidate, Twirla® (AG200-15), an investigational combined hormonal contraceptive patch.

The BRUDAC voted 14 to 1, with 1 abstention, that the benefits of Twirla (AG200-15) in the prevention of pregnancy outweigh the risks to support approval.

“We are very pleased that BRUDAC voted in favor of Twirla. We look forward to continuing our dialogue with the FDA about the important data presented today and working toward a potential approval of Twirla,” said Al Altomari, Chairman and Chief Executive Officer of Agile. “This vote represents a key step toward providing an important new contraceptive option for women.”

Agile resubmitted the NDA for Twirla (AG200-15) on May 16, 2019. The advisory committee’s non-binding vote is taken into consideration by the FDA as part of its evaluation of the NDA. The FDA has assigned a PDUFA (Prescription Drug User Fee Act) goal date of November 16, 2019, for the completion of its review of the Twirla (AG200-15) NDA.

About Twirla® (AG200-15)

Twirla  (levonorgestrel/ethinyl  estradiol  transdermal  system)  or  AG200-15  is  an  investigational,  once-weekly  combined  hormonal contraceptive (CHC) patch that contains the active ingredients ethinyl estradiol (EE), a type of estrogen, and levonorgestrel (LNG), a type of progestin. Twirla is designed to be applied once weekly for three weeks, followed by a week without a patch. The Company has completed its Phase 3 clinical trials of Twirla and is pursuing regulatory approval in the U.S. after resubmitting a New Drug Application (NDA) for Twirla on May 16, 2019.

About Agile Therapeutics, Inc.

Agile Therapeutics is a forward-thinking women’s healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our lead product candidate, Twirla® (levonorgestrel/ethinyl estradiol transdermal system), also known as AG200-15, is an investigational, non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at  www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website.

Forward-Looking Statement

Certain information contained in this press release includes “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, related to our regulatory submissions for Twirla. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our  forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances,  assumptions,  and  uncertainties,  including  statements  regarding  the  approvability  and  subsequent  availability  of  Twirla,  the interpretation of data that supports the approval of Twirla, and the timing of the FDA’s review of the Twirla NDA.  Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward looking statements are subject to risks and uncertainties including risks related to our ability to adequately respond to the deficiencies in the second Twirla CRL issued by the FDA on December 21, 2017, the potential that the FDA determines that our data do not support approval of the Twirla NDA and requires us to conduct additional studies or reformulate Twirla to address the concerns raised in the 2017 CRL, our ability to obtain and maintain regulatory approval of Twirla, the inability of our third-party manufacturer, Corium International, Inc. (Corium), to complete any work or provide any data and other information necessary to support the approval of our Twirla NDA, our ability along with Corium to complete successfully the scale-up of the commercial manufacturing process for Twirla, including the qualification and validation of equipment related to the expansion of Corium’s manufacturing facility and to receive a favorable result on the FDA pre-approval inspection, the performance and financial condition of Corium or any of the suppliers to our third-party manufacturer, the success and timing of our clinical trials or other studies, regulatory and legislative developments in the United States and foreign countries, our ability to obtain and maintain intellectual property protection for Twirla, our inability to timely obtain from our third-party manufacturer, Corium, sufficient quantities or quality of our product candidates or other materials required for a clinical trial or other tests and studies, and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source: Agile Therapeutics

Contact:            Investor Relations — 609-683-1880